EXHIBIT 99.2

CONSOLIDATED NATURAL GAS COMPANY

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
STATEMENTS OF INCOME FROM CONTINUING OPERATIONS

	Year Ended December 31, 2000
	CNG (As Reported)	Louis Dreyfus (As Reported) (A)	Pro Forma Adjustments		Pro Forma Combined
	(Millions)

Operating Revenue	$ 4,012	$ 474			$ 4,486
Operating Expenses:
Purchased gas, net	1,705				1,705
Liquids, pipeline capacity and other purchases	328				328
Restructuring and other acquisition-related costs	270				270
Other operations and maintenance	586	117	$ (36)	(G)	667
Depreciation, depletion and amortization	443	129	16	(E)	588
Other taxes	203	31			234

Total operating expenses	3,535	277	(20)		3,792

Income from operations	477	197	20		694
Other income	45	3			48
Interest and related charges	162	41	53	(B)	256

Income before income taxes	360	159	(33)		486
Income taxes	147	61	(13)	(D3)	195

Income from continuing operations	$ 213	$ 98	$ (20)		$ 291

See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Data

CONSOLIDATED NATURAL GAS COMPANY

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
STATEMENTS OF INCOME FROM CONTINUING OPERATIONS

	Nine Months Ended September 30, 2001
	CNG (As Reported)	Louis Dreyfus (As Reported) (A)	Pro Forma Adjustments		Pro Forma Combined
	(Millions)

Operating Revenue	$ 3,198	$ 509			$ 3,707
Operating Expenses:
Purchased gas, net	1,541				1,541
Liquids, pipeline capacity and other purchases	209				209
Other operations and maintenance	438	103	$ (27)	(G)	514
Depreciation, depletion and amortization	287	97	17	(E)	401
Other taxes	123	23			146

Total operating expenses	2,598	223	(10)		2,811

Income from operations	600	286	10		896
Other income	21	2			23
Interest and related charges	124	24	40	(B)	188

Income before income taxes	497	264	(30)		731
Income taxes	169	101	(11)	(D3)	259

Income from continuing operations	$ 328	$ 163	(19)		$ 472

See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Data

CONSOLIDATED NATURAL GAS COMPANY

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

	At September 30, 2001
	CNG (As Reported)	Louis Dreyfus (A)	Pro Forma Adjustments		Pro Forma Combined
	(Millions)

ASSETS
Current Assets:
Cash and cash equivalents	$ 87	$ 5			$ 92
Accounts receivable, net	544	69			613
Inventories	166				166
Commodity contract assets	567	74			641
Broker margin deposits	26				26
Prepayments	103				103
Other	93	5			98
Net assets held for sale	70				70

Total current assets	1,656	153			1,809

Investments	230				230

Property, Plant and Equipment:
Property, plant and equipment	9,995	2,195	$192	(D1)	12,382
Accumulated depreciation, depletion, and amortization	(5,114)	(665)	665	(D1)	(5,114)

Total property, plant and equipment	4,881	1,530	857		7,268

Deferred Charges and Other Assets:
Goodwill, net			468	(D2)	468
Regulatory assets, net	185				185
Prepaid pension costs	527				527
Commodity contract assets	298	64			362
Other	31	4			35

Total deferred charges and other assets	1,041	68	468		1,577

Total assets	$ 7,808	$ 1,751	$ 1,325		$ 10,884

See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Data

CONSOLIDATED NATURAL GAS COMPANY

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

	At September 30, 2001
	CNG (As Reported)	Louis Dreyfus (A)	Pro Forma Adjustments		Pro Forma Combined
	(Millions)

LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
Short-term debt	$ 486				$ 486
Accounts payable, trade	421	$ 92	$ 22	(F)	535
Payables to affiliated companies	199				199
Commodity contract liabilities	307	8			315
Broker margin liabilities	248				248
Other	497	21	33	(F)	551

Total current liabilities	2,158	121	55		2,334

Long-term debt	2,196	514	712	(B)	3,422

Deferred Credits and Other Liabilities
Deferred taxes	995	188	316	(D3)	1,499
Commodity contract liabilities	116	46			162
Other	156	30			186

Total deferred credits and other liabilities	1,267	264	316		1,847

Total liabilities	5,621	899	1,083		7,603

Obligated manditorily redeemable preferred
securities of subsidiary trusts			200	(B)	200

Common Shareholder's Equity:
Common stock	1,816				1,816
Other paid-in capital	40	511	383	(C,H)	934
Accumulated other comprehensive income	140	63	(63)	(H)	140
Retaining earnings	191	289	(289)	(H)	191
Treasury stock		(11)	11	(H)	-

Total common shareholders' equity	2,187	852	42		3,081

Total liabilities and shareholders' equity	$ 7,808	$ 1,751	$ 1,325		$ 10,884

See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Data

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
FINANCIAL DATA

The Unaudited Pro Forma Combined Condensed Consolidated Financial Data are based on the following assumptions:

A. Certain revenues, expenses, assets and liabilities of Louis Dreyfus have been reclassified to conform to CNG' s presentation.

B. The issuance of $950 million of long-term debt and $200 million of trust preferred securities by CNG at an average coupon rate of 6.14% to fund the cash consideration distributed in exchange for the outstanding shares of Louis Dreyfus at the closing of the merger. In addition, CNG retired $185 million of Louis Dreyfus bank debt with proceeds from these financings and assuming any excess proceeds from the issuance of long term debt will be used to retire existing long term debt. Additionally, certain debt of Louis Dreyfus, which was not retired, is adjusted to fair market value.

C. Dominion's transfer of its wholly owned subsidiary, into which Louis Dreyfus was merged, to CNG as a capital contribution. The net assets of this subsidiary total $894 million and include 1) $881 million, the estimated value of the 14.3 million shares of Dominion common stock distributed at the closing of the merger based on the exchange ratio of 0.3226 share of Dominion common stock for each share of Louis Dreyfus common stock; and 2) the conversion of Louis Dreyfus common stock options into Dominion common stock options with an estimated fair value of $13 million.

D. Purchase adjustments which have been made to the assets and liabilities of Louis Dreyfus to reflect the effect of the merger being accounted for as a purchase business combination are as follows (in millions):

Total oil and gas exploration and production properties (1)	$857
Goodwill (2)	468
Deferred taxes (3)	316

1. Oil and gas exploration and production properties are adjusted to reflect the Louis Dreyfus exploration and production properties at estimated fair value. The fair value of proved reserves are estimated to be $1.5 billion and unproved properties are estimated to be $812 million.

2. Goodwill is recognized, representing the portion of the purchase price in excess of the estimated fair value of identified assets and liabilities. No amortization of goodwill is included in the Unaudited Pro Forma Combined Condensed Consolidated Financial Data, as provided in Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, for business combinations completed after June 30, 2001. The final allocation of the purchase price will be based on the fair value of identified assets and liabilities. Accordingly, goodwill will be adjusted as a result of the final determination of such fair values and thus may differ significantly from the amount reported in the Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet.

3. Deferred taxes are adjusted to record the additional deferred taxes, resulting primarily from the recognition of the estimated fair value of the Louis Dreyfus exploration and production properties. The estimated provision for income taxes related to the pro forma adjustments are based on an assumed combined federal and state income tax rate of 38%.

E. Pro forma adjustments reflect the additional depletion related to the adjustment of the Louis Dreyfus exploration and production properties to estimated fair value under the full cost method of accounting. See Note G.

F. Direct costs of the merger include approximately $22 million for fees of financial advisors, legal counsel, and independent auditors. In addition, estimated payments of $33 million are expected to be made under certain employment contracts, seismic licensing agreements and other liabilities. The Unaudited Pro Forma Combined Condensed Consolidated Financial Data do not reflect the nonrecurring costs and expenses associated with integrating the operations of the two companies, nor any of the anticipated recurring expense savings arising from the integration.

G. CNG uses the full cost method to account for its oil and gas operations. Louis Dreyfus utilized the successful efforts method of accounting for its oil and gas operations. The pro forma data reflect an estimate of the change from the successful efforts method to the full cost method for the Louis Dreyfus oil and gas operations. This change resulted in a $12 million and $6 million increase in after-tax earnings in the Unaudited Pro Forma Combined Condensed Consolidated Statements of Income from Continuing Operations for the year ended December 31, 2000 and the nine months ended September 30, 2001, respectively.

H. The application of the purchase method of accounting eliminates the preexisting balances of Louis Dreyfus' other paid-in capital, accumulated other comprehensive income, retained earnings, and treasury stock.